UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 28, 2013

SECUREALERT, INC.
(Exact name of registrant as specified in its charter)

Commission File No. 0-23153

Utah	87-0543981
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

150 West Civic Center Drive, Suite 100, Sandy, Utah  84070
(Address of principal executive offices, Zip Code)

Registrant's telephone number, including area code: (801) 451-6141

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-
2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-
4(c))

Item 3.02.  Unregistered Sales of Equity Securities.

On February 28, 2013, the SecureAlert, Inc., a Utah corporation (“Registrant”), entered into an exchange offer involving the exchange of outstanding shares of the Registrant's Series D Convertible Preferred Stock ("Series D") for shares of the Registrant's common stock.  Holders of approximately 98.1% of the issued and outstanding shares of Series D accepted the offer to exchange their shares for common stock under the offering. Pursuant to the terms of the offering, the Registrant will issue a total of 362,269,500 shares of common stock in exchange for 45,698 shares of Series D tendered for exchange through the termination date of the offering.

The Registrant’s Board of Directors extended the deadline for the exchange of Series D to Wednesday, March 6, 2013, as permitted by the terms of the offering, to accommodate the remaining Series D holders who were unable to participate in the exchange of Series D for common stock of the Registrant by the original February 28, 2013 deadline.  If all the remaining Series D holders elect to participate in the exchange offer, the Registrant will issue an additional 7,599,000 shares of common stock in exchange for the remaining shares of Series D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SecureAlert, Inc.

	By:	/s/ Chad D. Olsen
Dated: March 1, 2013		Chad D. Olsen Chief Financial Officer